Exhibit 10.2

LITE STRATEGY, INC.

EMPLOYEE PROPRIETARY INFORMATION

AND INTELLECTUAL PROPERTY AGREEMENT

In consideration of my employment or continued employment by Lite Strategy, Inc. (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.
NONDISCLOSURE.
1.1
Recognition of Company’s Rights; Nondisclosure. At all times during my employment or service and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s and/or its Affiliates’ Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. To the maximum extent permitted by applicable law, all Proprietary Information is the sole property of the Company. For purposes of this Agreement, “Affiliate” means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity.
1.2
Proprietary Information. The term “Proprietary Information” means any and all confidential and/or proprietary knowledge, data or information of the Company and/or its Affiliates. By way of illustration but not limitation, “Proprietary Information” includes (a) Inventions (as defined in Section 2.1); and (b) confidential information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) confidential information regarding the skills and compensation of other employees of the Company and/or its Affiliates.

Proprietary Information does not include information that: (i) was already in my possession or known to me prior to the commencement of my employment or service with the Company; (ii) is or has become part of the public domain or otherwise generally available to the public through means other than an improper disclosure by me; (iii) is provided to me on a non-confidential basis at any time by sources with the legal right to disclose and authorize the use of such information; (iv) has been independently developed by me without use of Company information; and/or (v) constitutes my general knowledge, skill, and experience. Notwithstanding the foregoing, any information that is required to be maintained as confidential or private pursuant to any federal, state, local, administrative, or other law, statute, rule, or regulation shall be included within the definition of Confidential Information.

1.3
Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.
1.4
No Improper Use of Information of Prior Employers and Others. During my employment or service by the Company, I will not improperly use or disclose any confidential or proprietary information or trade secrets of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I further agree that I have complied with, and will continue to comply with any lawful restrictive covenants with any former employer or other person to which I am a party or otherwise bound, and that such compliance will not interfere or conflict with my duties to or the best interests of the Company.

2.
INTELLECTUAL PROPERTY.
2.1
Proprietary Rights. The term “Company Inventions” means the Inventions (defined below) and Proprietary Information created, conceived, reduced to practice, prepared, contributed, developed or learned by me during my employment or service with the Company, in each case in whole or in part, alone or with others, in the past, now or later, (a) within the scope of, in the course of, or resulting from employment or service with the Company (including any period of employment or service with the Company prior to the date hereof), (b) in the performance of work for or at the request of the Company, or resulting therefrom, (c) relating to the Company’s actual or anticipated business, operations, research, products, services, activities, investigations or development while engaged or employed by the Company, or (d) using or resulting from any use of the Company’s equipment, supplies, facilities, property, time, data or information, as well as the Proprietary Rights (defined below) in any of the foregoing, in each case, as may have existed in the past or may exist now or later throughout the universe, in any and all media, whether known now or later, and by any and all means of transmission, distribution and communication, whether known now or later, except as provided in Section 2.4.

The term “Inventions” means all inventions, trade secrets, ideas, processes, information, materials, formulas, results, assays, compositions, flow charts, reports, laboratory notebooks, algorithms, software (including all firmware, source code, object code, and executable code), data, databases, programs, works of authorship, works, know-how, improvements, discoveries, developments, designs, techniques, audio, visual, audiovisual, multimedia and graphical works, publications, derivative works, modifications, content, social media and online accounts, domains, usernames, passcodes, proposals, prototypes, products, services, components, systems, specifications, requirements, manuals, parameters, and any and all tangible embodiments and any portions of any of the foregoing (whether or not technical, patentable, copyrightable or published), including the foregoing in any and all forms and media known now or later.

The term “Proprietary Rights” means all copyrights, design rights, economic rights, mask works, database rights, know-how, trade secrets, trademarks, service marks, domain names, trade names, brand names, source, business or product identifiers, patents, utility models, the right of priority, the right of publication, publicity rights, privacy rights, shop rights, and all other intellectual property or proprietary rights (whether or not registered), including all applications, registrations, certificates, grants, renewals and goodwill, all rights to claim priority, file applications (including continuations, divisionals, continuations-in-part and foreign counterparts), and obtain grants, renewals and extensions, all rights to assert, defend and recover title, all rights to sue and recover for any past, present and future infringement, misappropriation, violation, injunctive relief, damages, lost profits, royalties, payments and proceeds, all rights to internally and externally reproduce, prepare derivative works based upon, display, perform, distribute, use, make, sell, offer to sell, import, license, and exploit works, derivative works, copies, products, methods and services, all rights to the results and proceeds, and all other related rights.

2.2
Prior Materials. During my employment or service with the Company, if I cause any Prior Materials (defined below) to be utilized or incorporated in connection with or into any Company Inventions or any business, operation, research, products or services of the Company or any of its Affiliates, I shall notify the Company of such utilization or incorporation, in writing, in advance of such utilization or incorporation and obtain the Company’s prior written consent. For such Prior Materials (whether or not I comply with the foregoing notification and consent requirements) and for any Company Inventions not solely and exclusively owned by the Company, to the maximum extent permitted by applicable law, I grant the Company and its Affiliates a nonexclusive, fully-paid up, royalty-free, perpetual, irrevocable, sublicensable (for multiple tiers), transferable license throughout the universe under and to such Prior Materials and the Company Inventions to internally and externally reproduce, prepare derivative works based upon, display, perform, distribute, use, make, sell, offer to sell, import, and exploit all works, materials, products, methods and services. The term “Prior Materials” means any and all Inventions owned or controlled by me or in which I have an interest as well as all Proprietary Rights therein.
2.3
Company Ownership. I agree that to the maximum extent permitted by applicable law, the Company solely and exclusively owns, and has all of my rights, title and interest in and to, the Company Inventions. Works prepared by me within the scope of my employment with the Company are works made for hire pursuant to United States copyright law. Copyrights in all such works automatically vest in the Company, and the Company owns all of the rights comprised in the copyrights in all such works (including renewals and extensions). To the extent any of my rights, title and interest in and to the Company Inventions is not, or may not be, vested in the Company by operation of law under United States copyright law and to the maximum extent permitted by applicable law (including Section 2.4 below), I hereby irrevocably assign and grant to the Company, its successors and assigns, all such rights, title and interest in and to the Company Inventions, free and clear of all liens and encumbrances, and without further consideration. To the extent I have any rights of attribution, integrity, paternity, disclosure or withdrawal or any other rights that may be known as moral rights or the like in relation to any Company Inventions or any business, operation, research, products or services of the Company or any of its Affiliates (collectively, the “Moral Rights”), I hereby irrevocably waive, to the extent permitted by applicable law, such Moral Rights (and any claims for such rights) as may have existed in the past, exist now or come into existence in the future.
2.4
Exclusion. The Company Inventions do not include (a) any Inventions developed by me entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those Inventions (i) relating to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) resulting from any work performed by me for the Company, or (b) any Inventions as excluded by Exhibit A. Notwithstanding anything herein, any provisions of this Agreement requiring an assignment, a license, or an offer of assignment or license in connection with an Invention do not apply to such Invention to the extent applicable to me and to the extent excluded from assignment or license by the applicable law (whether or not listed in Exhibit A). I have read and acknowledge the state-specific exclusions set forth in Exhibit A.
2.5
Obligation to Keep Company Informed. To the maximum extent permitted by applicable law, I will promptly disclose to the Company fully and in writing all Inventions conceived, reduced to practice, or developed by me (either alone or jointly with others) during my employment or service with the Company, and to the extent required by applicable law, such Inventions shall be received in confidence for the purpose of determining the rights of me or the Company or such other related issues as may arise. At the time of each such disclosure and to the extent permitted by applicable law, I will advise the Company in writing of any Invention that I believe is non-assignable to the Company under applicable law. I will preserve the confidentiality of any Invention made based on any Proprietary Information or owned by the Company.
2.6
Enforcement of Proprietary Rights. To the maximum extent permitted by applicable law, during and after the employment or service with the Company, I will promptly execute and deliver to the Company or its designees such written instruments and do such other acts, at the Company’s expense, to preserve the property rights, to file, obtain, maintain and enforce Proprietary Rights, to establish and perfect the rights and ownership of the Company, its successors and assigns, and to comply with the law, in connection with any Company Inventions in any and all countries, including (a) executing assignments, declarations, powers of attorney and other documents related to any Company Inventions, (b) rendering assistance in making, filing, prosecuting, maintaining and registering applications related to any Company Inventions, and (c) rendering assistance in connection with defending and enforcing any Company Inventions (including appearances as a witness). To the maximum extent permitted by applicable law, I hereby designate and appoint the Company, its successors and assigns and their designees, as my agent and attorney-in-fact, which appointment is coupled with an interest, with full power of substitution and revocation, to act for and on behalf of me, to execute, verify and file any such document and to do all other lawfully permitted acts to further the purposes of Section 2, with the same force and effect as if executed or acted by me.
2.7
Publicity; Waiver. To the maximum extent permitted by law, the Company and its designees may create photographs and recordings of me in connection with any Company Inventions or any business, operation, research, products or services of the Company or any of its Affiliates during my employment or service, and may reproduce, use, modify, display, publish and distribute my names, voice, signatures, portraits, photographs, likeness, personalities, images, recordings, videos, and the like captured, produced or provided in the course of employment or service or engagement with the Company as well as their derivative works and copies (the “Likenesses”), publicly and perpetually, in connection with any Company Inventions or any business, operation, research, products or services of the Company or any of its Affiliates. I waive the right to inspect or approve any materials incorporating any Likeness. To the maximum extent permitted by applicable law, I waive and agree not to assert any and all rights and claims I may have, before or after the date hereof, with respect to any Company Inventions, any Prior Materials, or any Likenesses.
2.8
Use of Company Inventions. During and after the employment or service with the Company, the Company may, at its sole discretion without any restriction, assign, license or transfer any Company Inventions to any third party (including any governmental bodies). Neither the Company nor any other entity will be required to pay me any royalties or payments for commercializing, marketing, licensing, assigning, transferring, or performing any other activities in connection with any of the Company Inventions, the Moral Rights, the Prior Materials, and the Likenesses.

3.
RECORDS. I agree to keep accurate, complete and timely records relating to all Proprietary Information and Inventions developed by me during the employment or service with the Company and associated activities. Subject to applicable law, I agree to promptly and fully disclose and describe all Company Inventions in writing to the Company in a form and in such detail as requested by the Company.
4.
DUTY OF LOYALTY. I agree that during the period of my employment or service with the Company, I will devote my full business time and efforts to the performance of my duties to the Company, act in the Company’s best interest, and not, without the Company’s express written consent, engage in any employment or service or business activity which is or may be competitive with the Company, or may otherwise conflict with my employment or service with the Company.
5.
NO DEFAMATION. I agree that I will not make any statements, communications, publications or posts, written or oral (including without limitation, in any social media) that disparage or defame the Company or the Affiliates or their business operations, services, products, officers, directors or employees.
6.
RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, however caused, or upon request by the Company at any time, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Proprietary Information, Company Inventions, Third Party Information or other materials, equipment, access codes, keys, technology devices, or any other property of the Company, wherever stored or maintained, including on any of my personal devices (e.g., laptops, cell phones, computers, etc.) which are not being returned to the Company. If any such information resides on any of my personal devices, I agree to inform the Company of this and cooperate with the Company to return and/or permanently delete all such information. I have no right or expectation of any privacy in any of the Company’s systems, emails, communication platforms, Internet access, and other Company-provided technology resources, as well as any Company issued equipment, property, disks, storage media, documents, desks, filing cabinets, offices, or other work areas, and that all such property is subject to inspection by Company personnel at any time, with or without notice and with or without my presence.
7.
PERMITTED CONDUCT. I understand that nothing in this Agreement shall (a) prevent me from exercising my rights, if any, under Section 7 of the National Labor Relations Act, including assisting co-workers or former co-workers with workplace issues concerning the Company or from communicating with others, about my employment or service with the Company; (b) waive a party’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment when the party has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature; (c) prevent me from discussing or disclosing information about unlawful acts or conduct in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; (d) prevent me from making a report or disclosure of information that is protected under the whistleblower provisions of state or federal law or regulation to any self-regulatory organization, governmental agency, or legislative body; or (e) prohibit me from initiating communications directly with, responding to any inquiries from, providing testimony before, or from filing a claim with or assisting with an investigation of a self-regulatory authority or a government agency such as the U.S. Equal Employment Opportunity Commission, the Department of Labor, and/or the Securities and Exchange Commission.
8.
LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.
9.
NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.
10.
NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I agree to notify my new employer of my continuing obligations to the Company hereunder, and further, I hereby consent to the notification of my new employer by the Company of my rights and obligations under this Agreement.

11.
GENERAL PROVISIONS.
11.1
Construction. Each of the terms “include,” “includes,” and “including” is deemed to be followed by “without limitation”. The headings are for convenience only and do not affect the interpretation of any provisions herein.
11.2
Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the state in which I primarily work for the Company.
11.3
Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
11.4
Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
11.5
Survival. The provisions of this Agreement shall survive the termination of my employment or service, however caused, and the assignment of this Agreement by the Company to any successor in interest or other assignee.
11.6
Employment or Service. I agree and understand that nothing in this Agreement shall confer any right with respect to employment or service or continuation of employment or service with the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment or service at any time, with or without cause and with or without notice consistent with the employment or service at-will relationship.
11.7
Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
11.8
Entire Agreement. The provisions of Sections 1, 2 and 3 of this Agreement shall apply to any time during which I was previously employed or engaged, or am in the future employed or engaged by the Company if no other agreement governs nondisclosure and assignment of inventions during any such period, provided that if I was or am in the future engaged during such periods as an independent contractor, then (a) the provisions regarding works made for hire and vesting in the Company by operation of law under United States copyright law as set forth in the second and third sentences of Section 2.3 and the provisions of Section 2.4 are not applicable to me during such periods of me being an independent contractor, and (b) the term “employment” or “service” or the like for such periods of me being an independent contractor is deemed to mean “engagement” or the like. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

Dated: _____________

(Signature)

(Printed Name)

ACCEPTED AND AGREED TO:

Lite Strategy, Inc.

By:

Exhibit 10.2

Exhibit A

Exclusion

CALIFORNIA: California Labor Code Sections 2870 to 2872 provide in part: “Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.” The foregoing does not forbid or restrict the right of an employer to provide for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.